UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 21, 2014
IAC/INTERACTIVECORP
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	0-20570 (Commission File Number)	59-2712887 (IRS Employer Identification No.)

555 West 18th Street, New York, NY (Address of principal executive offices)	10011 (Zip Code)
Registrant's telephone number, including area code: (212) 314-7300
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE

During the first quarter of 2014, IAC/InterActiveCorp (the “Company” or the “Registrant”) realigned its reportable segments as follows:

•
The Company has created a new segment called "The Match Group" that includes Match, which was previously reported as its own separate segment, and DailyBurn and Tutor, which were previously in the Media and Other segments, respectively.

•	The businesses within the Local segment, HomeAdvisor, Felix and, for periods prior to July 1, 2013, CityGrid Media, were moved to the eCommerce segment, formerly called the Other segment.

•	There have been no changes to the Search & Applications segment.

In addition, the Company is introducing Adjusted EBITDA, a new non-U.S. GAAP financial measure, beginning with the first quarter of 2014. Going forward, the Company plans to regularly report Adjusted EBITDA and will no longer report Operating Income Before Amortization. We believe Adjusted EBITDA is a useful measure for analysts and investors as this measure allows a more meaningful comparison between our performance and that of our competitors. Moreover, our management uses this measure internally to evaluate the performance of our business as a whole and our individual business segments.

Attached and incorporated herein by reference as Exhibit 99.1 is certain financial information of the Company reflecting the changes in the Company’s reportable segments using Adjusted EBITDA, the Company’s new non-U.S. GAAP financial measure. The exhibit also contains a description of the reconciling items between Adjusted EBITDA and operating income, the comparable U.S. GAAP measure.

This supplemental financial information is being furnished by the Registrant pursuant to Regulation FD. The information set forth in Exhibit 99.1 refers to a non-U.S. GAAP financial measure within the meaning of Regulation G.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

99.1	Supplemental financial information.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IAC/INTERACTIVECORP

By:	/s/ Gregg Winiarski
Name:	Gregg Winiarski
Title:	Senior Vice President, General Counsel and Secretary
Date: April 21, 2014

3